Exhibit 99.1

FOR IMMEDIATE RELEASE

Idenix Pharmaceuticals Contacts:

Kelly Barry (617) 995-9033 (media)

Teri Dahlman (617) 995-9807 (investors)

Idenix Announces Positive Clinical Data for HCV Drug Candidates IDX184 and IDX719

— In an interim analysis from an ongoing phase IIb clinical trial of IDX184, an HCV nucleotide inhibitor, 89% of patients who completed an additional 12 weeks of pegylated interferon plus ribavirin treatment achieved SVR4; 100% (4/4) in 100 mg arm and 80% (4/5) in 50 mg arm —

— IDX719, an HCV NS5A inhibitor, achieves potent pan-genotypic activity in three-day proof-of-concept clinical trial —

CAMBRIDGE, Mass., June 19, 2012 — Idenix Pharmaceuticals, Inc. (NASDAQ: IDIX), a biopharmaceutical company engaged in the discovery and development of drugs for the treatment of human viral diseases, today announced results from an ongoing phase IIb study of IDX184 in combination with pegylated interferon and ribavirin (PegIFN/RBV). Of the first cohort of 31 patients enrolled in the study, those who achieved an eRVR (n=18), defined as having undetectable levels of virus at 4 weeks and 12 weeks, were randomized to stop treatment after either an additional 12 weeks (n=9) or 36 weeks (n=9) of PegIFN/RBV. Of the nine patients who completed their 12-week PegIFN/RBV extended treatment phase, 100% of patients (4/4) in the 100 mg arm and 80% of patients (4/5) in the 50 mg arm achieved a sustained virologic response four weeks after the completion of treatment (SVR4). Patients who did not achieve an eRVR automatically entered the 36-week PegIFN/RBV extended treatment phase which is ongoing. To date, the side effect profile of IDX184 combined with PegIFN/RBV is consistent with that of PegIFN/RBV alone.

“We are encouraged by the initial SVR results from the phase IIb program, which have confirmed previous data showing that IDX184 is a potent nucleotide inhibitor with a profile supporting its potential role as a key component of all-oral direct-acting antiviral (DAA) combination regimens for HCV,” stated Ron Renaud, President and Chief Executive Officer of Idenix. “We look forward to initiating interferon-free DAA combination studies in the near term.”

IDX184 Phase IIb Study Design

In July 2011, the company initiated enrollment of treatment-naive genotype 1 HCV-infected patients into a randomized, double-blind, parallel group phase IIb clinical trial of IDX184. The study features two treatment arms, either 50 mg or 100 mg of IDX184 administered once-daily for 12 weeks, each arm in combination with PegIFN/RBV. Response-guided therapy was used to complete an additional 12 or 36 weeks of PegIFN/RBV treatment. Study objectives include safety and tolerability, and antiviral activity endpoints.

IDX719 Proof-of-Concept Clinical Trial Data and Study Design

Idenix also announced today positive data from a three-day proof-of-concept study evaluating IDX719, an NS5A inhibitor, in 64 treatment-naïve, genotype 1, 2, 3 or 4 HCV-infected patients. Genotype 1 patients were randomized to receive placebo, 25 mg QD (once-daily), 50 mg QD, 50 mg BID (twice-daily) or 100 mg QD for three days. Genotype 2, 3 or 4 patients were randomized to receive placebo, 50 mg BID or 100 mg QD for three days.

IDX719 was well tolerated with no serious adverse events reported. Treatment with IDX719 exhibited potent pan-genotypic activity across genotypes:

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In genotype 1 patients (n=28), mean maximal viral load reductions were 3.2 log10 IU/mL in the 25 mg QD arm, 3.7 log10 IU/mL in the 50 mg QD arm, 3.2 log10 IU/mL in the 50 mg BID arm and 3.5 log10 IU/mL in the 100 mg QD arm.

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In genotype 2 patients (n=8), the mean maximal viral load reduction was 2.0 log10 IU/mL in both the 50 mg BID and 100 mg QD dose arms with a greater variability in responses among these patients (range: 0.3 – 4.1 log10 IU/mL). The company is currently conducting pharmacokinetic and sequencing analyses to further characterize these results.

•	In genotype 3 patients (n=8), mean maximal viral load reductions were 3.3 log10 IU/mL in the 50 mg BID arm and 3.4 log10 IU/mL in the 100 mg QD arm.

•	In genotype 4 patients (n=7), mean maximal viral load reductions were 3.9 log10 IU/mL in the 50 mg BID dose arm and 3.4 log10 IU/mL in the 100 mg QD dose arm.

More detailed findings are expected to be presented at a scientific meeting in the second half of 2012.

“We are pleased to demonstrate the first clinical validation of IDX719 in patients in a multiple-dose study with robust activity across multiple HCV genotypes,” commented Douglas Mayers, M.D., Chief Medical Officer of Idenix. “Given these promising findings, we look forward to initiating a phase II combination study of IDX719 with IDX184 by the end of this year.”

ABOUT IDX184

IDX184 is an unpartnered, novel, liver-targeted nucleotide prodrug of 2’-methyl guanosine, which includes Idenix’s proprietary liver-targeting technology. This technology enables the delivery of nucleoside monophosphate to the liver, leading to the formation of high levels of nucleoside triphosphate, potentially maximizing drug efficacy and limiting systemic side effects with low, once-daily dosing. In the ongoing phase IIb clinical trial, IDX184 has been well tolerated with a side effect profile similar to that of PegIFN/RBV. In the first cohort of 31 patients, at 12 weeks in an intent-to-treat analysis, the complete early virologic response (< 25 IU/mL at 12 weeks) was 93% for the 100 mg IDX184 arm (n=15) and 81% for the 50 mg IDX184 arm (n=16) of the study. The company completed enrollment of a second cohort of 36 additional patients in May 2012.

ABOUT IDX719

IDX719 is an NS5A inhibitor with low picomolar, pan-genotypic antiviral activity in vitro. In 36 healthy volunteers, IDX719 was safe and well tolerated at single doses of 5-100 mg as well as multiple doses of 100 mg for 7 days. Single doses of IDX719 demonstrated potent pan-genotypic antiviral activity in 18 genotype 1, 2 or 3 HCV-infected patients, with greater than 3 log10 viral load reductions achieved in the 100 mg dose arm.

ABOUT HEPATITIS C

Hepatitis C virus is a common blood-borne pathogen infecting three to four million people worldwide annually. The World Health Organization (WHO) estimates that more than 170 million people worldwide are chronically infected with HCV, representing a nearly 5-fold greater prevalence than human immunodeficiency virus.

ABOUT IDENIX

Idenix Pharmaceuticals, Inc., headquartered in Cambridge, Massachusetts, is a biopharmaceutical Company engaged in the discovery and development of drugs for the treatment of human viral diseases. Idenix’s current focus is on the treatment of patients with HCV. For further information about Idenix, please refer to www.idenix.com.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995, including but not limited to the statements regarding the Company’s future business and financial performance. For this purpose, any statements contained herein that are not statements of historical fact may be deemed forward-looking statements. Without limiting the foregoing, the words “expect,” “plans,” “anticipates,” “intends,” “will,” and similar expressions are also intended to identify forward-looking statements, as are expressed or implied statements with respect to the Company’s potential pipeline candidates, including any expressed or implied statements regarding the efficacy and safety of IDX184 or IDX719 or any other drug candidate; the successful development of novel combinations of direct-acting antivirals for the treatment of HCV; the likelihood and success of any future clinical trials involving our drug candidates; and expectations with respect to future milestone or royalty payments, funding of operations and future cash balances. Actual results may differ materially from those indicated by such forward-looking statements as a result of risks and uncertainties, including but not limited to the following: there can be no guarantees that the Company will advance any clinical product candidate or other component of its potential pipeline to the clinic, to the regulatory process or to commercialization; management’s expectations could be affected by unexpected regulatory actions or delays; uncertainties relating to, or unsuccessful results of, clinical trials, including additional data relating to the ongoing clinical trials evaluating its product candidates; the Company’s ability to obtain additional funding required to conduct its research, development and commercialization activities; the Company’s dependence on its collaboration with Novartis; changes in the Company’s business plan or objectives; the ability of the Company to attract and retain qualified personnel; competition in general; and the Company’s ability to obtain, maintain and enforce patent and other intellectual property protection for its product candidates and its discoveries. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. These and other risks which may impact management’s expectations are described in greater detail under the heading “Risk Factors” in the Company’s annual report on Form 10-K for the year ended December 31, 2011 and quarterly report on Form 10-Q for the quarter ended March 31, 2012, each as filed with the Securities and Exchange Commission (SEC) and in any subsequent periodic or current report that the Company files with the SEC.

All forward-looking statements reflect the Company’s estimates only as of the date of this release (unless another date is indicated) and should not be relied upon as reflecting the Company’s views, expectations or beliefs at any date subsequent to the date of this release. While Idenix may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so, even if the Company’s estimates change.

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